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                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                            INFORMATION HOLDINGS INC.

                                   * * * * * *

                                    ARTICLE I

                                      NAME

            The name of the corporation is: Information Holdings Inc. (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

            The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, in the State of Delaware. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                   ARTICLE III

                                     PURPOSE

            The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

                                     CAPITAL

            The total number of shares of capital stock which the Corporation shall have the authority to issue is 51,000,000 consisting of: (i) 50,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"); and (ii) 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

            All shares of Common Stock issued and outstanding shall be identical and shall entitle the holders thereof to one vote per share on all matters presented to the stockholders.

            The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is expressly authorized at any time, and from time
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to time, to provide for the issuance of shares of Preferred Stock in one or more series, for such consideration (not less than its par value) and with such designations, powers, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions, as shall be determined by the Board and fixed by resolution or resolutions adopted by the Board providing for the number of shares in each such series.

                                    ARTICLE V

                        NAME AND ADDRESS OF INCORPORATOR

             The name and address of the incorporator is as follows:

                  Michael C. Carroll
                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York 10019-6099

                                   ARTICLE VI

                               BOARD OF DIRECTORS

      Except as otherwise provided by law, the number of directors which shall constitute the Board shall be as set forth in the Bylaws of the Corporation. Elections of directors need not be by written ballot.

                                   ARTICLE VII

                                     BYLAWS

            In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter or repeal Bylaws of the Corporation (except insofar as Bylaws adopted by the stockholders shall otherwise provide).

                                  ARTICLE VIII

                            AGREEMENT WITH CREDITORS

            Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting


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of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE IX

                                 INDEMNIFICATION

            The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

            The indemnification and other rights set forth in this Article IX shall not be exclusive of any provisions with respect thereto in the Bylaws or any other contract or agreement between the Corporation and any director, officer, trustee, employee or agent of the Corporation.


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            Neither the amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article IX, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

                                    ARTICLE X

                  ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

            To the fullest extent permitted by the DGCL, as the same presently exists or may hereafter be amended, no director shall be personally liable to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any amendment thereto or successor provision thereto; or (iv) for any transaction from which the director derived an improper personal benefit.

            Any repeal or modification of this Article X shall not adversely affect any right or protection of a director with respect to any act or omission occurring prior to such repeal or modification. If the DGCL is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

            THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware makes this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 9th day of June, 1998.


                                    /s/ Michael C. Carroll
                                    ----------------------
                                    Michael C. Carroll
                                    Incorporator


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